SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2019

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	232679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	USAT	The NASDAQ Stock Market LLC
Series A Convertible Preferred Stock, no par value	USATP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 8, 2019, Albin F. Moschner retired from the Board of Directors of USA Technologies, Inc. (the "Company") and as Chairman of the Board of Directors of the Company (the “Board”). Mr. Moschner had been a member of the Board since April 2012 and Chairman of the Board since January 2019.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 11, 2019, the Board amended Section 4.03(d) of the Amended and Restated Bylaws of the Company (the “Bylaws”), which became effective on the same date. The amendment provides that the chairman of the board may, but shall not be required to, qualify as independent under the applicable listing standards of The Nasdaq Stock Market LLC or such other securities market on which the Company’s securities are listed.  The amended Section 4.03(d) provides that the chairman may also serve as the chief executive officer and/or as another officer of the Company.

This summary description of the amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the text of the amendment to the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference. Attached hereto as Exhibit 3.2 is the marked version of the Bylaw amendment, comparing the Bylaw amendment to Section 4.03(d) of the Bylaws as in effect immediately prior to such Bylaw amendment.

Item 8.01	Other Events.

Effective November 11, 2019, Donald W. Layden, Jr., was appointed as the Executive Chairman of the Board. Mr. Layden has been a Director of the Company since April 2019, and, since October 17, 2019, has also served as the interim Chief Executive Officer of the Company.

Effective November 11, 2019, and in connection with the appointment of Mr. Layden as the Executive Chairman of the Board, William J. Schoch was appointed as the lead independent director of the Board. Mr. Schoch has been a Director of the Company since July 2012, the Chair of the Nominating and Corporate Governance Committee since February 2015, and a member of the Audit Committee since December 2016.

On November 12, 2019, the Company issued a press release announcing the appointment of Mr. Layden as Executive Chairman of the Board and the appointment of Mr. Schoch as the lead independent director of the Board. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 8.01 in this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1	Text of the Amendment to Amended and Restated Bylaws

Exhibit 3.2	Marked comparison of the text of the Amendment to the Amended and Restated Bylaws

Exhibit 99.1	Press release dated November 12, 2019

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: November 12, 2019	By:	/s/ Donald W. Layden, Jr.
Donald W. Layden, Jr.,
Interim Chief Executive Officer and
Executive Chairman